Exhibit 99.4

HOVNANIAN ENTERPRISES, INC.	For Immediate Release

Contact:	Jeffrey T. O’Keefe Vice President of Investor Relations 732-747-7800	Ethan Lyle Teneo Strategy 212-886-9376

HOVNANIAN ENTERPRISES, INC. ANNOUNCES CREDIT AGREEMENT AND REFINANCING TRANSACTION WITH GSO CAPITAL PARTNERS

TRANSACTION WILL FURTHER ENHANCE COMPANY’S FINANCIAL FLEXIBILITY

RED BANK, N.J., December 28, 2017 – Hovnanian Enterprises, Inc. (NYSE: HOV) (“Hovnanian” or the “Company”) announced today that it has entered into financing commitments with GSO Capital Partners LP (“GSO”), Blackstone’s credit platform (NYSE: BX), certain funds managed or advised by it to refinance certain of the Company’s debt securities maturing in 2019 and to purchase $25 million of the Company’s secured debt securities. In connection with this agreement, the Company will pay down certain debt securities coming due in the next one to two years, which will be replaced with longer-term financing, most of which will not be due until 2026 and beyond.

In addition to these refinancings, the GSO parties have committed to provide the Company with a new $125 million senior secured first lien revolving credit facility. The Company intends to use $75 million of this revolving credit facility to refinance its current $75 million first priority secured term loan subsequent to the expiration of such term loan’s no-call period in September of 2018. The remaining portion of the credit facility will be available to the Company for general corporate purposes and provide the Company with additional financial flexibility.

Hovnanian’s senior management and Board of Directors thoroughly evaluated a range of available options to strategically manage the Company’s debt obligations, with several financial firms competing to refinance the Company’s existing debt. After careful review and due diligence, the Company decided to pursue the refinancing transactions with GSO.

“We continue to take steps to de-risk our balance sheet and enhance our financial flexibility in support of our long-term operations. We are pleased to enter into these financing and refinancing transactions with affiliates of GSO, the credit platform of Blackstone, one of the preeminent investment firms in the world,” said Ara Hovnanian, President, Chief Executive Officer and Chairman of Hovnanian.

About Hovnanian Enterprises, Inc.

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company's sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.